EXHIBIT 99.1

PROTECTION ONE                                          WESTERN RESOURCES

         David M.V. Barnes                              Jim Martin
         Vice President                                 Investor Relations
         Strategic Planning & Investor Relations        (785) 575-6549
         (310) 342-6309

         WEB SITES                                      WESTERN RESOURCES
         www.protectionone.com                          Michel Philipp
         www.wstnres.com                                Media Relations
                                                        (785) 575-1927
         FOR IMMEDIATE RELEASE


                       MACK NAMED CHIEF EXECUTIVE OFFICER:
               RANKIN NAMED PRESIDENT AND CHIEF OPERATING OFFICER

         Culver City, California, March 19, 1999 - The Board of Directors of Protection One, Inc. (NYSE: POI) today announced that the company's president and chief executive officer, James M. Mackenzie, Jr., has stepped down effective immediately.

         John E. Mack III, formerly executive vice president and chief strategic officer and acting chief financial officer, has been named chief executive officer of the company. Thomas K. Rankin will become president and chief operating officer and will also retain his responsibilities as president of Protection One North American alarm monitoring operations.

         Mack and Rankin are both founding partners of Protection One and have had senior managerial responsibilities in the company since 1991. Both have been instrumental in building the company. Mack has served as head of business development for most of his tenure at Protection One and has been involved in virtually all facets of the business from investor relations to his most recent position as acting chief financial officer. He has an undergraduate degree from Stanford University and a Masters Degree in Business Administration from The Anderson Graduate School of Management at UCLA.

         Rankin has been key to developing Protection One's industry leading call center business operations and customer care strategies while in various senior operating roles in the company throughout his tenure. Rankin received his undergraduate degree from Pepperdine University and is currently completing a MBA degree program from The Anderson Graduate School of Management at UCLA.

         David Wittig, chairman, president and chief executive officer of Western Resources, which has an 85% ownership in Protection One, commented, "Protection One continues to be a key strategic investment in the consumer services industry and Western Resources is confident that through the leadership of John Mack and Tom Rankin, Protection One will continue to grow."

         Tony Somma, executive director, finance, for Western Resources, has been named acting chief financial officer for Protection One, a position recently held by John Mack. To officially fill the position of chief financial officer, a national search will be conducted, during which Somma will be considered as a formal candidate.

         In addition, the Board of Directors announced the election of Douglas
T. Lake, executive vice president and chief strategic officer of Western Resources, to the Board. Lake will serve as chairman of the Board of Directors.


Protection One, the leading residential security alarm company in the United States, provides monitoring and related security services to more than 1.5 million residential and commercial subscribers in North America and Europe.

For more information about Protection One and its operating companies, visit us on the Internet at http://www.protectionone.com.

Western Resources is a consumer services company with interests in monitored security and energy. The company has total assets of more than $8 billion, including security company holdings through ownership of Protection One (NYSE:
POI), which has more than 1.5 million security customers. Its utilities, KPL and KGE, provide electric service to approximately 600,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers.

For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

                  Statements contained in this press release concerning statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Other risks and uncertainties are described in Protection One's preliminary information statement filed with the Securities and Exchange Commission on February 12, 1999. See Western Resources' annual report on Form 10-K/A for other factors affecting it. Protection One and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.